Exhibits 5.1 and 23.2
OPINION OF SHEARMAN & STERLING LLP
February 10, 2015
CVS Health Corporation
One CVS Drive
Woonsocket, RI 02895
CVS Health Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to CVS Health Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of post-effective amendment no. 2 to its registration statement on Form S‑3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of debt securities of the Company which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).
The Senior Debt Securities will be issued in one or more series pursuant to a Senior Debt Indenture dated as of August 15, 2006 (as amended or supplemented from time to time, the “Senior Debt Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and filed with the Commission on August 15, 2006. The Subordinated Debt Securities will be issued in one or more series pursuant to a Subordinated Debt Indenture dated as of May 25, 2007 (as amended or supplemented from time to time, “Subordinated Debt Indenture”, and together with the Senior Debt Indenture, the “Indentures”) between the Company and the Trustee, and filed with the Commission on March 24, 2010.
In that connection, we have reviewed the following:

(a)	The Indentures.
(b) The Registration Statement.

(c)	The Prospectus.

(d)	the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, as amended through the date hereof.

(e)
Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.

(e)	That the Indentures will be the legal, valid and binding obligations of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That:
(i)     The issuance and delivery by the Company of the Securities and the execution, delivery and performance by the Company of the Indentures will be duly authorized by all necessary action (corporate or otherwise) and:

(A)     do not and will not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B)     do not and will not result in any conflict with, or breach of, any agreement or document binding on it.

(ii)     Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indentures to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(g)
At the time of any offering or sale, the Securities will have been specifically authorized for issuance and execution and delivery by the Company by its Board of Directors or Board of Managers or an authorized committee thereof.

(h)
With respect to the issuance and sale of any Securities, (i) the Indentures will have been duly executed and delivered by the Trustee, and (ii) the Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the applicable Indenture and any applicable underwriting or other agreement.

(i)	The Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded.
We have not independently established the validity of the foregoing assumptions.
“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indentures or the transactions governed by the Indentures, and for purposes of assumption paragraph

(f) above, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indentures or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Indentures or any of its affiliates due to the specific assets or business of such party or such affiliate.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Senior Debt Indenture has been duly executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.
The Subordinated Debt Indenture has been duly executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.
When issued, the Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Senior Debt Indenture.

4.
When issued, the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Subordinated Debt Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)
Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)
Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

(d)
With respect to Securities denominated in a currency other than United States dollars, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP

3